File No. 70-8423

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

                      AMENDMENT NO. 8 (POST EFFECTIVE) TO

                       FORM U-1 APPLICATION-DECLARATION

                                   UNDER THE

                  PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
             _____________________________________________________

                      CENTRAL AND SOUTH WEST CORPORATION
                         1616 Woodall Rodgers Freeway
                                P.O. Box 660164
                             Dallas, Texas  75202

                               CSW ENERGY, INC.
                         1616 Woodall Rodgers Freeway
                                P.O. Box 660164
                             Dallas, Texas  75202

                            CSW INTERNATIONAL, INC.
                         1616 Woodall Rodgers Freeway
                                P.O. Box 660164
                             Dallas, Texas  75202

                 (Names of companies filing this statement and
                   addresses of principal executive offices)
             _____________________________________________________

                      CENTRAL AND SOUTH WEST CORPORATION
                (Name of top registered holding company parent)

                             Stephen J. McDonnell
                                   Treasurer
                      Central and South West Corporation
                         1616 Woodall Rodgers Freeway
                                P.O. Box 660164
                             Dallas, Texas  75202




                                Terry D. Dennis
                                   President
                               CSW Energy, Inc.
                         1616 Woodall Rodgers Freeway
                                P.O. Box 660164
                             Dallas, Texas  75202

                                Terry D. Dennis
                                   President
                            CSW International, Inc.
                         1616 Woodall Rodgers Freeway
                                P.O. Box 660164
                             Dallas, Texas  75202

Joris M. Hogan
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York  10005-1413

                  (Names and addresses of agents for service)
             _____________________________________________________

                 Respectfully request that copies be sent to:

Adam Wenner                               Edwin F. Feo
Milbank, Tweed, Hadley & McCloy           Milbank, Tweed, Hadley & McCloy
International Square Building             601 South Figueroa Street
1825 Eye Street, N.W. Suite 1100          Los Angeles, CA  90017
Washington, DC  20006





            Central and South West Corporation, a Delaware corporation ("CSW") and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), CSW Energy, Inc., a Texas corporation and wholly-owned nonutility subsidiary of CSW, and CSW International, Inc., a Delaware corporation and wholly-owned nonutility subsidiary of CSW ("CSWI"), hereby file this Amendment No. 8 (post-effective) to the Form U-1 Application-Declaration (the "Application-Declaration") in order to amend the Application-Declaration in the manner described below. Except as provided in this Amendment No. 8 (post-effective), the Application-Declaration remains as previously filed. Each capitalized term used and not otherwise defined in this Amendment No. 8 (post-effective) shall have the meaning assigned to such term in the Application-Declaration as previously filed.
Item 1.     Description of the Proposed Transaction.
            Section 8 of Item 1 is hereby amended to restate the first sentence of the first paragraph thereof in its entirety as follows:
            CSW hereby requests authority through December 31, 1997, to provide Guarantees (as defined in Section 9 of this Item 1) and to invest up to 50% of CSW's "consolidated retained earnings," as determined in accordance with Rule 53(a)(1) under the Act, collectively (and without duplication) in CSWI, CSWdM, CSWdM Servicios and Project Parents (the "Aggregate General Authority") in the form of capital contributions, loans (as evidenced by promissory notes) or open account advances for the purpose of financing the activities of CSWI, CSWdM, CSWdM Servicios and Project Parents.
            Section 8 of Item 1 is hereby further amended to add the following paragraph at the end thereof:
            As of the date hereof, CSW does not anticipate any year-to-year reduction in the level of its retained earnings in the foreseeable future. This information is being provided for the sole purpose of responding to a Staff request for information and should not be relied upon by anyone other than Staff in its evaluation of this Application/Declaration.
Item 6.     Exhibits and Financial Statements
            Amended
            Exhibit 6   Proposed Notice of Proceeding (filed previously)

            Amended
            Exhibit 7 Financial Statements of CSW and its subsidiaries per books and pro forma (not applicable)






                               S I G N A T U R E

            Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 15, 1995


                              CENTRAL AND SOUTH WEST CORPORATION


                              By:/s/STEPHEN J. MCDONNELL
                                 Stephen J. McDonnell
                                 Treasurer







                               S I G N A T U R E

            Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 15, 1995


                                    CSW ENERGY, INC.


                                    By:/s/TERRY D. DENNIS
                                       Terry D. Dennis
                                       President and Chief Executive
                                          Officer







                               S I G N A T U R E

            Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 15, 1995


                                    CSW International, Inc.


                                    By:/s/TERRY D. DENNIS
                                       Terry D. Dennis
                                       President and Chief Executive
                                          Officer










                             INDEX OF EXHIBITS


EXHIBIT                                                      TRANSMISSION
NUMBER                        EXHIBIT                           METHOD


6                 Proposed Notice of Proceeding              Electronic
                                                       (filed previously)